SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C.  20549

	Form 8-K
	Current Report Pursuant to Section 13 or 15(d) of
	The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 1997

	Blue Ridge Real Estate Company
	Big Boulder Corporation
	(Exact name of registrant as specified in its charter)

Pennsylvania (State of other jurisdiction of incorporation)

  0-28-44 (Blue Ridge)            	24-0854 342 (Blue Ridge)
  0-28-43 (Big Boulder)            24-0822326 (Big Boulder)
(Commission File Number)      (IRS Employer Identification Number)

P. O. Box 707, Blakeslee, Pennsylvania    18610-0707
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code:
  (717) 443-8433

Not applicable
(Former name or former address, if changed since last report)

Under a Security Combination Agreement between Blue Ridge Real Estate Company ("Blue Ridge") and Big Boulder Corporation ("Big Boulder") (referred to as the "Corporations") and under the by-laws of the Corporations, shares of the Corporations are combined in unit certificates, each certificate representing the same number of shares of each of the Corporations. Shares of either of the Corporations may be transferred only together with an equal number of shares of the other Corporation. For this reason, a combined Blue Ridge/Big Boulder Form 8-K is being filed. Except as otherwise indicated, all information applies to both Corporations.

Item 5.	Other Events.

On August 21, 1997, Kimco Realty Services, Inc. ("Services") made two negotiated purchases of common stock of the Corporations ("Shares"), involving a total of 530,364 Shares for $5,535,580 (the "Purchases").
  The Purchases were financed (i) through a loan from Kimco
Realty Corporation ("Kimco") to Services and (ii) from Services' working
capital.   The settlement date for the Purchases occurred on August 26, 1997.
  The Purchases were made for investment purposes.

Milton Cooper, a director of the Corporations, is the 100% stockholder of Services. For the reasons described in greater detail below, Mr. Cooper may be deemed to beneficially own 752,060 Shares, or 37.7% of the outstanding Shares. Mr. Cooper owns approximately 7.7% of the capital stock of KC Holdings, Inc. ("KC Holdings"). Mr. Cooper is the Chairman of the Board of Directors and President of KC Holdings and is the Chief Executive Officer
of Kimco. With respect to the 752,060 Shares Mr. Cooper may be deemed to beneficially own, Services holds 530,364 Shares, KC Holdings holds 67, 803
Shares and Mr. Cooper holds 153,893 Shares.   By virtue of his ownership
interest, management position and directorship with KC Holdings and Services, Mr. Cooper may be deemed to be the beneficial owner of the 67,803 Shares and 530,364 Shares held by KC Holdings and Services, respectively.

The foregoing information is based upon disclosures contained in Amendment No. 5 to Schedule 13D filed by Mr. Cooper, Services and KC Holdings with respect to beneficial ownership of Shares.

The Purchases were made subsequent to Board and shareholder action which made Subchapter 25E of the Pennsylvania Business Corporation Law (the "PBCL") inapplicable to the Corporations (the "Amendment").

     As disclosed in the proxy statement concerning the Corporations' 1997 Annual Meetings of Shareholders, the proposal to effect the Amendment occurred after Mr. Cooper, a director of the Corporations since 1983, held discussions with members of the Corporations' management and Board of Directors about his desire, through affiliates, to purchase significant additional Shares. At such time, Mr. Cooper had an approximate 11% beneficial ownership interest in the outstanding Shares.
During such discussions, (i) Mr. Cooper represented that neither he nor his affiliates had any intention to complete such purchases in order to acquire or take the Corporations' private and (ii) Mr. Cooper indicated that such purchases would be made if available on terms satisfactory to Mr. Cooper and if the shareholders of the Corporations voted to approve the Amendment. On July 1, 1997, the Board of Directors of the Corporations approved by Board action the Amendment and resolved to seek shareholder approval of the Amendment. On August 12, 1997, at the Corporations' Annual Meetings of Shareholders, each of the Corporation's shareholders approved the Amendment. Consequently, Subchapter 25E of the PBCL is not applicable to the Corporations.

In addition, on July 1, 1997, the Board of Directors of the Corporations resolved that purchases of Shares by Mr. Cooper and his affiliates were approved for purposes relevant to certain of the "interested shareholder" provisions that would have otherwise been applicable under Subchapter 25F of the PBCL.

	Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Corporations has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Blue Ridge Real Estate Company

Date: September 10,  1997	  		By:  /s/  Gary A. Smith
                                        Gary A. Smith
                                        President

                              Big Boulder Corporation

Date: September 10,  1997			  By:  /s/  Gary A. Smith
                                        Gary A. Smith
                                        President